EXHIBIT 99.1

Jushi Holdings Inc. Reports First Quarter 2026 Financial Results

Revenue of $66.4 million, Up 4% Year-over-Year, Driven by Strong Wholesale Growth and Benefits from Retail Expansion

Gross Profit Margin Expanded 460 bps Year-Over-Year to 45.0%, Reflecting Improved Operational Performance at our Grower-Processor Facilities

Completed Strategic Refinancing, Strengthening Liquidity and Positioning the Company for Long-Term Growth

BOCA RATON, Fla., May 12, 2026 (GLOBE NEWSWIRE) -- Jushi Holdings Inc. (“Jushi” or the “Company”) (CSE: JUSH) (OTCQX: JUSHF), a vertically integrated, multi-state cannabis operator, is pleased to announce its financial results for the first quarter ended March 31, 2026 (“Q1 2026”). All financial information is unaudited and provided in U.S. dollars unless otherwise indicated and is prepared under U.S. Generally Accepted Accounting Principles (“GAAP”).

First Quarter 2026 Financial Highlights

  Revenue of $66.4 million
  Gross profit and gross profit margin of $29.9 million and 45.0%, respectively
  Net loss of $19.8 million
  Adjusted EBITDA1 and Adjusted EBITDA margin1 of $11.4 million and 17.2%, respectively
  Cash, cash equivalents, and restricted cash of $42.3 million as of quarter-end
  Net cash flows provided by operations of $8.6 million

1 See “Use of Non-GAAP Financial Information” and “Unaudited Reconciliation of Net Loss to Adjusted EBITDA and Calculation of Adjusted EBITDA Margin” below.

First Quarter 2026 Company Highlights

  In March 2026, we refinanced both our senior secured term loan issued in July 2024 (the "2024 Term Loan") and our second lien secured notes issued in December 2022 (the "Second Lien Notes"), which had an aggregate principal balance of approximately $132.3 million as of December 31, 2025. The refinancing was completed through the issuance of a $160.0 million 12.5% secured term loan, issued at a 4% original issue discount, due in 2029. An entity affiliated with Jim Cacioppo, our Chief Executive Officer, Chairman, and Founder, and Denis Arsenault, a significant equity holder of the Company, both participated. Proceeds were used to repay in full the outstanding principal, accrued but unpaid interest, exit fee and make-whole on the 2024 Term Loan, as well as the outstanding principal and accrued but unpaid interest on the Second Lien Notes. The proceeds were also used to pay all fees and expenses associated with the refinancing. Remaining excess proceeds were retained on the balance sheet for general corporate purposes.
  On January 8, 2026, we opened our second Beyond Hello™ location in the Cincinnati, Ohio metropolitan area, marking the seventh Beyond Hello™ dispensary operating in the state.
  Jushi-branded product sales grew to 58% of retail revenue in Q1 2026 across the Company’s five vertical markets, compared to 56% in first quarter of 2025 ("Q1 2025").
  Expanded brand and product portfolio with 567 new, unique SKUs introduced in Q1 2026, including offerings launched in certain states for the first time, covering flower, pre-rolls, vapes, concentrates, and edibles to meet diverse patient and customer needs.

Post Quarter-End Developments

  Pursuant to a rule issued in the Federal Register on April 28, 2026, state-licensed medical marijuana was rescheduled to Schedule III, eliminating the application of Section 280E to such operations. Medical sales represented approximately 60% of the Company’s total revenue in 2025. Accordingly, the Company expects the rule change to positively impact its tax expense on an ongoing basis. Further, the formal hearing on the potential rescheduling of marijuana beyond medical to Schedule III has been set to begin on June 29th and should conclude no later than July 15th.
  The Company announced its intention to seek shareholder approval for the proposed continuance of its parent entity out from British Columbia, Canada to Nevada, United States (the "Continuance"), to align the Company's corporate structure with its existing operations and long-term strategy.
  In March 2026, legislation permitting the sale of cannabis for adult-use was passed by the Virginia General Assembly (“General Assembly”) and submitted to the Governor for consideration. In April 2026, the Governor returned the legislation with proposed amendments. The General Assembly rejected the Governor’s amendments and returned the legislation to the Governor for further consideration. Under Virginia law, the Governor has until May 23, 2026 to either sign or veto the legislation, or allow it to become law without her signature. The transition to adult use is expected to expand our customer base and increase demand, though the timing and extent of any revenue impact remain uncertain.

Management Commentary

“Our first quarter results reflect continued progress in executing our strategy, with year-over-year revenue growth and meaningful margin expansion driven by improvements in operational performance and product quality,” said Jim Cacioppo, the Company's Chairman and Chief Executive Officer. “Across our grower-processor network, operational efficiencies and increased production volumes are supporting both our retail and wholesale channels, contributing to stronger gross profit and a 460 basis point expansion in gross profit margin year-over-year. While pricing pressure persists across certain markets, our focus on efficiency, product quality, and disciplined execution continues to drive improved performance.”

Mr. Cacioppo continued, “Our retail business benefited from contributions from our retail expansion in Ohio and strong performance across our Virginia footprint, while wholesale revenue growth was driven by increased distribution, higher production capacity, and strong demand in key markets such as Massachusetts and Ohio. We also continued to advance our branded product strategy, with Jushi-branded products representing approximately 58% of retail sales in our vertical markets, reflecting ongoing mix shift into higher quality brands and continued portfolio expansion.”

Mr. Cacioppo concluded, “During the quarter, we strengthened our balance sheet through the successful refinancing of our 2024 Term Loan and Second Lien Notes, enhancing liquidity and extending maturities while preserving balance sheet flexibility. Additionally, the recent federal rescheduling of state-licensed medical marijuana to Schedule III represents a significant milestone for the industry, eliminating 280E tax constraints for medical operations and supporting a more favorable long-term operating environment. Looking ahead, we remain focused on operational excellence, optimizing our retail footprint, and making targeted, high-return investments across our facilities. At the same time, we continue to monitor regulatory developments across our markets, which we believe will play an important role in shaping future growth opportunities. With a strong operational foundation and improved financial flexibility, we are well positioned to drive sustainable growth and long-term value creation.”

Financial Results for the First Quarter Ended March 31, 2026
($ in millions)

	Three Months Ended March 31,
	2026		2025		2026 vs. 2025
	Amount	% of Revenue	Amount	% of Revenue	$ Change
REVENUE, NET	$66.4	100%	$63.8	100%	$2.6
COST OF GOODS SOLD	(36.6)	(55)%	(38.1)	(60)%	1.5
GROSS PROFIT	29.9	45%	25.8	40%	4.1

OPERATING EXPENSES	28.3	43%	27.6	43%	0.6

INCOME (LOSS) FROM OPERATIONS	1.6	2%	(1.9)	(3)%	3.5

OTHER INCOME (EXPENSE)	(12.7)	(19)%	(6.2)	(10)%	(6.5)

NET LOSS	$(19.8)	(30)%	$(17.0)	(27)%	$(2.8)

ADJUSTED EBITDA	$11.4	17%	$9.8	15%	$1.6

Q1 2026 Compared to Q1 2025

  Retail revenue increased by $1.0 million, primarily attributed to Ohio and Virginia. In Ohio, retail revenue increased by $4.4 million due to the addition of four new dispensaries since Q1 2025. Retail revenue in Virginia grew by $0.7 million driven by strong same-store sales across our six-store network. The increases in retail revenue were partially offset by the ongoing impact of competitive pricing pressure across various markets. We ended Q1 2026 with forty-two dispensaries in eight states, as compared to forty in seven states at the end of Q1 2025.
  Jushi-branded product sales grew to 58% of retail revenue in Q1 2026 across the Company’s five vertical markets, compared to 56% in Q1 2025.
  Wholesale revenue increased by $1.6 million primarily attributable to higher wholesale sales in Massachusetts, driven by increased bulk sales, expanded wholesale distribution, including placement in new dispensaries, and higher production volumes that supported greater product availability. Growth in Massachusetts also reflected limited product availability in the prior-year period when the Company prioritized supplying its retail stores in these markets. Ohio also contributed to the growth, supported by increased production capacity. These increases were partially offset by lower wholesale sales in Virginia due to reduced demand from wholesale partners.
  Gross profit and gross profit margin increased to $29.9 million and 45.0%, respectively, as compared to $25.8 million and 40.4%, respectively. The increase in gross profit and gross profit margin was driven by higher production volumes, improved product quality and stronger performance at our grower-processor facilities, particularly in Ohio, Massachusetts and Pennsylvania. Higher gross profit also reflected the benefit of new dispensary openings since Q1 2025 in Ohio. These benefits were partially offset by continued pricing pressure and increased promotional activity across our retail footprint.
  Operating expenses were $28.3 million as compared to $27.6 million. The modest year-over-year increase primarily reflects higher employee costs resulting from expanded operations, including new store openings. Also contributing to the increase were higher professional and legal fees and higher share-based compensation expense as Q1 2025 included higher forfeitures. These increases were partially offset by a reclassification of certain depreciation expense to cost of goods sold.
  Other income (expense) included interest expense, net, of $10.4 million and a $5.0 million loss on debt related to the refinancing of the 2024 Term Loan and the Second Lien Notes, partially offset by a $2.3 million fair value gain on derivatives.

Balance Sheet and Liquidity

As of March 31, 2026, the Company had approximately $42.3 million of cash, cash equivalents and restricted cash. During Q1 2026, the Company paid approximately $3.0 million in capital expenditures. As of March 31, 2026, the total gross debt subject to scheduled repayments was $222.1 million, excluding leases and property, plant, and equipment financing obligations. This amount also excludes $21.5 million notes payable to Sammartino, as the Company currently has no obligation to repay these notes.

Cash provided by operations was $8.6 million during Q1 2026, as compared to $7.5 million during Q1 2025. The increase was primarily attributable to an improvement in our operating results, partially offset by lower cash flows provided by working capital changes.

As of May 5, 2026, the Company’s issued and outstanding shares were 199,696,597 and its fully diluted shares outstanding were 305,626,935.

Use of Non-GAAP Financial Information
The Company believes that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. For further information regarding these non-GAAP measures, including the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, please refer to the “Unaudited Reconciliation of Net Income (Loss) to Adjusted EBITDA and Calculation of Adjusted EBITDA Margin” section of this press release.

Conference Call and Webcast Information

The Company will host a conference call and audio webcast for the first quarter ended March 31, 2026, at 4:30 p.m. ET today, Tuesday, May 12, 2026.

Event:	First Quarter 2026 Financial Results Conference Call
Date:	Tuesday, May 12, 2026
Time:	4:30 p.m. Eastern Time
Live Call:	1-877-423-9813 (U.S. & Canada Toll-Free)
Conference ID:	13759794
Webcast:	Register

For interested individuals unable to join the conference call, a webcast of the call will be available for one month following the conference call and can be accessed via webcast on Jushi’s Investor Relations website.

About Jushi Holdings Inc.
We are a vertically integrated cannabis company led by an industry-leading management team. Jushi is focused on building a multi-state portfolio of branded cannabis assets through opportunistic acquisitions, distressed workouts, and competitive applications. Jushi strives to maximize shareholder value while delivering high-quality products across all levels of the cannabis ecosystem. For more information, visit jushico.com or our social media channels, Instagram, Facebook, X, and LinkedIn.

Forward-Looking Information and Statements
This press release may contain “forward-looking statements” and “forward‐looking information” within the meaning of applicable securities laws, including Canadian securities legislation and United States (“U.S.”) securities legislation (collectively, “forward-looking information”) which are based upon the Company’s current internal expectations, estimates, projections, assumptions and beliefs. All information, other than statements of historical facts, included in this report that address activities, events or developments that the Company expects or anticipates will or may occur in the future constitutes forward‐looking information. Forward‐looking information is often identified by the words, “may”, “would”, “could”, “should”, “will”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “expect” or similar expressions and includes, among others, information regarding: future business strategy; competitive strengths, goals, expansion and growth of the Company’s business, operations and plans, including new revenue streams; the refinancing or securing other sources of liquidity to meet debt repayment obligations; the integration and benefits of recently acquired businesses or assets; roll out of new operations; the implementation by the Company of certain product lines; the implementation of certain research and development; the application for additional licenses and the grant of licenses that will be or have been applied for; the expansion or construction of certain facilities; the reduction in the number of our employees; the expansion into additional U.S. and international markets; any potential future legalization of adult use and/or medical marijuana under U.S. federal law; expectations of market size and growth in the U.S. and the states in which the Company operates; expectations for other economic, business, regulatory and/or competitive factors related to the Company or the cannabis industry generally; and other events or conditions that may occur in the future.

Readers are cautioned that forward‐looking information is not based on historical facts but instead is based on reasonable assumptions and estimates of the management of the Company at the time they were provided or made and such information involves known and unknown risks, uncertainties, including our ability to continue as a going concern, and other factors that may cause the actual results, level of activity, performance or achievements of the Company, as applicable, to be materially different from any future results, performance or achievements expressed or implied by such forward‐looking information. Such factors include, among others: the benefits and timeline for consummating the Continuance; the limited operating history of the industry and the Company; risks related to managing the growth of the Company including completed, pending or future acquisitions or dispositions, including potential future impairment of goodwill or intangibles acquired and/or post-closing disputes; risks related to the continued performance, expansion and/or optimization of existing operations; risks related to the anticipated openings of additional dispensaries or relocation of existing dispensaries subject to licensing approval; the Company’s historical operating losses and negative operating cash flows; increasing competition in the industry; risks inherent in an agricultural business, such as the effects of natural disasters; reliance on the expertise and judgment of senior management of the Company; risks associated with cannabis products manufactured for human consumption including potential product recalls; limited research and data relating to cannabis; constraints on marketing products; risk of litigation; insurance-related risks; public opinion and perception of the cannabis industry; risks related to the economy generally; fraudulent activity by employees, contractors and consultants; risks relating to the Company’s current amount of indebtedness; risks related to not being able to reduce or refinance its debt obligations;   risks related to litigation or other disputes; reliance on key inputs, suppliers and skilled labor, and third party service provider contracts; reliance on manufacturers and contractors; risks of supply shortages or supply chain disruptions; risks relating to pandemics and forces of nature; risks related to the enforceability of contracts; risks related to inflation, the rising cost of capital, and stock market instability; risks relating to U.S. regulatory landscape and enforcement related to cannabis, including political risks; risks relating to anti‐money laundering laws and regulation; cannabis-related tax risks and challenges from governmental authorities with respect to the Company’s application for Employee Retention Tax Credits (ERTC); other governmental and environmental regulation; risks related to proprietary intellectual property and potential infringement by third parties; sales of a significant amount of shares by existing shareholders; the limited market for securities of the Company; risks relating to the need to raise additional capital either through debt or equity financing; costs associated with the Company being a publicly-traded company and a U.S. and Canadian filer; risks related to co‐investment with parties with different interests to the Company; conflicts of interest and related party transactions; cybersecurity risks; and risks related to the Company’s critical accounting policies and estimates. Refer to Part I - Item 1A. Risk Factors in the Company's most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission for more information.

Although the Company has attempted to identify important factors that could cause actual results to differ materially, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such forward‐looking information will prove to be accurate as actual results and future events could differ materially from those anticipated in such information. Accordingly, readers should not place undue reliance on the forward‐looking information contained in this press release or other forward-looking statements made by the Company. Forward‐looking information is provided and made as of the date of this press release and the Company does not undertake any obligation to revise or update any forward‐looking information or statements other than as required by applicable law.

Unless the context requires otherwise, references in this press release to “Jushi,” “Company,” “we,” “us” and “our” refer to Jushi Holdings Inc. and our subsidiaries.

For further information, please contact:

Jushi Investor Relations
Trent Woloveck
Co-Chief Strategy Director
614-271-4349
trent@jushico.com
investors@jushico.com

JUSHI HOLDINGS INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands of U.S. dollars, except share and per share amounts)

	Three Months Ended March 31,
	2026	2025
	(unaudited)
REVENUE, NET	$66,432	$63,846
COST OF GOODS SOLD	(36,555)	(38,071)
GROSS PROFIT	29,877	25,775

OPERATING EXPENSES	28,294	27,646

INCOME (LOSS) FROM OPERATIONS	1,583	(1,871)

OTHER INCOME (EXPENSE):
Interest expense, net	(10,388)	(10,000)
Fair value gain on derivatives	2,312	637
Other, net	(4,637)	3,197
Total other income (expense), net	(12,713)	(6,166)

LOSS BEFORE INCOME TAX	(11,130)	(8,037)
Income tax expense	(8,717)	(8,978)
NET LOSS	$(19,847)	$(17,015)

LOSS PER SHARE - BASIC AND DILUTED	$(0.10)	$(0.09)
Weighted average shares outstanding - basic and diluted	198,163,264	195,196,597

JUSHI HOLDINGS INC. CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands of U.S. dollars, except share amounts)

	March 31, 2026 (unaudited)	December 31, 2025
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$39,702	$24,047
Accounts receivable, net	3,727	2,801
Inventories, net	35,604	34,607
Prepaid expenses and other current assets	5,644	6,858
Total current assets	84,677	68,313
NON-CURRENT ASSETS:
Property, plant and equipment, net	141,276	143,321
Right-of-use assets - finance leases	56,113	57,667
Other intangible assets, net	92,782	92,205
Goodwill	30,910	30,910
Other non-current assets	27,252	27,801
Restricted cash - non-current	2,125	2,125
Total non-current assets	350,458	354,029
Total assets	$435,135	$422,342

LIABILITIES AND EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$23,400	$22,330
Accrued expenses and other current liabilities	27,039	25,531
Income tax payable	732	265
Debt, net - current portion	12,887	6,639
Finance lease obligations - current	10,888	11,125
Derivatives liabilities - current	139	296
Total current liabilities	75,085	66,186
NON-CURRENT LIABILITIES:
Debt, net - non-current (including related party principal amounts of $49,009 and $41,109 as of March 31, 2026 and December 31, 2025, respectively)	218,467	199,195
Finance lease obligations - non-current	53,202	53,547
Derivative liabilities - non-current	6,156	8,311
Unrecognized tax benefits (including interest and penalties of $41,524 and $38,342 as of March 31, 2026 and December 31, 2025, respectively)	186,234	177,242
Other liabilities - non-current	30,790	33,205
Total non-current liabilities	494,849	471,500
Total liabilities	569,934	537,686
COMMITMENTS AND CONTINGENCIES
EQUITY (DEFICIT):
Common stock, no par value: authorized shares - unlimited; issued and outstanding shares - 199,696,597 and 199,696,597 Subordinate Voting Shares as of March 31, 2026 and December 31, 2025, respectively	—	—
Paid-in capital	512,260	511,868
Accumulated deficit	(647,059)	(627,212)
Total deficit	(134,799)	(115,344)
Total liabilities and equity (deficit)	$435,135	$422,342

JUSHI HOLDINGS INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands of U.S. dollars)

	Three Months Ended March 31,
	2026	2025
	(unaudited)
Net cash flows provided by operating activities	$8,612	$7,529
Net cash flows used in investing activities	(4,080)	(4,375)
Net cash flows provided by financing activities	11,123	3,387
NET CHANGE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	$15,655	$6,541
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	$26,616	$21,346
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD	$42,271	$27,887

JUSHI HOLDINGS INC. UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA and CALCULATION OF ADJUSTED EBITDA MARGIN

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

In addition to providing financial measurements based on GAAP, we provide additional financial metrics that are not prepared in accordance with GAAP. We use non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes and to evaluate our financial performance. These non-GAAP financial measures are EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin (each as defined below). We believe that these non-GAAP financial measures reflect our ongoing business by excluding the effects of expenses that are not reflective of our operating business performance and allow for meaningful comparisons and analysis of trends in our business. These non-GAAP financial measures also facilitate comparing financial results across accounting periods and to those of peer companies. As there are no standardized methods of calculating these non-GAAP measures, our methods may differ from those used by others, and accordingly, the use of these measures may not be directly comparable to similar measures used by others, thus limiting their usefulness. Accordingly, these non-GAAP measures are intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are financial measures that are not defined under GAAP. We define EBITDA as net income (loss), or “earnings”, before interest, income taxes, depreciation and amortization. We define Adjusted EBITDA as EBITDA before: (i) non-cash share-based compensation expense; (ii) inventory-related adjustments; (iii) fair value changes in derivatives; (iv) other (income)/expense items; (v) transaction costs; (vi) asset impairment; and (vii) gain/loss on debt extinguishment. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenue. These financial measures are metrics that have been adjusted from the GAAP net income (loss) measure in an effort to provide readers with a normalized metric in making comparisons more meaningful across the cannabis industry, as well as to remove non-recurring, irregular and one-time items that may otherwise distort the GAAP net income measure. Other companies in our industry may calculate this measure differently, limiting their usefulness as comparative measures.

Unaudited Reconciliation of Net Income (Loss) to Adjusted EBITDA
(in thousands of U.S. dollars)

	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025
NET LOSS	$(19,847)	$(17,015)
Income tax expense	8,717	8,978
Interest expense, net	10,388	10,000
Depreciation and amortization(1)	7,946	8,035
EBITDA (Non-GAAP)	7,204	9,998
Non-cash share-based compensation	392	(307)
Fair value changes in derivatives	(2,312)	(637)
Other (income) expense, net(2)	1,133	773
Loss on debt extinguishment/modification	4,977	—
Adjusted EBITDA (Non-GAAP)	$11,394	$9,827

(1) Includes amounts that are included in cost of goods sold and in operating expenses.

(2) Includes: (i) remeasurement of contingent consideration related to acquisitions; (ii) losses (gains) on legal settlements; (iii) losses (gains) on asset disposals; (iv) foreign exchange losses (gains); (v) indemnification asset adjustments related to acquisitions; and (vi) start-up costs.

Calculation of Adjusted EBITDA Margin
(in thousands of U.S. dollars, unless otherwise stated)

	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025
Total revenue, net	$66,432	$63,846
Adjusted EBITDA (Non-GAAP)	$11,394	$9,827
Adjusted EBITDA Margin (Non-GAAP)	17.2%	15.4%